Exhibit 23
                                   ----------





Consent of Independent Registered Public Accounting Firm



We consent to the use in this Registration Statement of Active Acquisitions, Inc. on Form SB-2 of our report, dated April 19, 2005, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.




/s/Tanner LC

Salt Lake City, Utah
May 13, 2005